Exhibit 99.1

Safety Shot Spins Off Caring Brands Business with Plans to Issue a Dividend to Shareholders

The Company is Divesting its Wellness Unit to Create Value for Shareholders and to Focus on Commercialization of its Safety Shot Dietary Supplement

JUPITER, Fla., September 26, 2024 /Globe Newswire/ -- Safety Shot, Inc. (Nasdaq: SHOT) (“Safety Shot” or “the Company”) is excited to announce that the Company has entered into a Separation and Exchange Agreement with its subsidiary Caring Brands, Inc. (“Caring Brands”) whereby Caring Brands will operate as its own entity.

Safety Shot is transferring its wellness consumer products segment, along with associated assets, intellectual property, and liabilities, to Caring Brands, an innovative developer of natural based therapeutics and wellness products. Caring Brands focuses on the treatment of hair growth, psoriasis, vitiligo, and atopic dermatitis (eczema).

Spinning off the wellness unit will help each separate entity to pursue its own distinct strategy and business, while allowing shareholders to evaluate how each business is performing.

Moving forward Caring Brands will be responsible for all costs associated with the operation of its wellness business. Caring Brands’ intent is to go public via an initial public offering (IPO) within the next three months.

As part of the agreement to divest Caring Brands, Safety Shot will receive three million shares of Caring Brands stock. To create value for shareholders, the Company’s Board plans to issue a dividend of two million shares for Safety Shot shareholders.

“Separating our wellness business into its own public entity is a strategic move that allows the Company to maximize its efforts on the commercialization of the Safety Shot Dietary Supplement, our proprietary supplement that reduces Blood Alcohol Content by supporting the metabolism of alcohol.

About Safety Shot, Inc.

Safety Shot, Inc., a wellness and dietary supplement company, has developed Safety Shot, the first patented wellness product on Earth that lowers blood alcohol content by supporting its metabolism, while boosting clarity, energy, and overall mood. Safety Shot is available for purchase online at DrinkSafetyShot.com and Amazon. The Company is introducing business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars throughout 2024. For more information on Safety Shot, visit www.drinksafetyshot.com and Amazon.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding Safety Shot’s ability to develop and commercialize a product that lowers blood alcohol content, the timing, progress and results of non-clinical studies and clinical trials, including our product development plans and strategies, Safety Shot’s future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are based on Safety Shot’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, our ability to comply with applicable U.S. and foreign laws, rules, and regulations, product liability claims, our ability to develop and market Safety Shot and the risks and uncertainties that are described more fully in the section titled “Risk Factors” in Safety Shot’s Form 10-Q for the fiscal year ended June 30, 2024, filed with the Securities and Exchange Commission on August 15, 2024, and its other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and Safety Shot undertakes no duty to update such information except as required under applicable law.

Media and Investor Contact:

Autumn Communications

Jess Weinberger

Phone: 201-213-3239

Email: shot@autumncommunications.com

Investor Relations

Medon Michaelides

Phone: 561-244-7100

Email: investors@drinksafetyshot.com